EXHIBIT 3.1

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
               A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                   OF SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                           OF DELAWARE ON JUNE 3, 1993


         Sunrise Technologies International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Sunrise Technologies International, Inc.

         2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on June 3, 1993, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is a follows: The omission of a word in Paragraph A of Article VI.

         4. Paragraph A of Article VI of the Certificate is corrected to read as follows: "A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended."

         IN WITNESS WHEREOF, said Sunrise Technologies International, Inc. has caused this Certificate to be signed by C. Russell Trenary, III, its President, this 8th day of October, 1997.


                                        SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                                        By: /s/ C. Russell Trenary, III
                                            ------------------------------------
                                        Title:  President